DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity #
E0105072006-3
Document Number:
20060090467-64

Date Filed:
2/14/2006 11:50:35 AM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	YALETOWN CAPITAL INCORPORATED
2. ***Resident Agent Name and Street Address:*** (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, Nevada 89706 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. ***Shares:*** (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par value: $ 0.001 Number of shares without par value:
4. ***Names & Addresses, of Board of Directors/Trustees:*** (attach additional page there is more than 3 directors/trustees)	1. RANDY CHEVELDAVE Name 3080 GRANDVIEW HWY, VANCOUVER B.C. CANADA, XX, V5M 2E3 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. ***Purpose:*** (optional-see instructions)	The purpose of this Corporation shall be:
6. ***Names, Address and Signature of Incorporator.*** (attach additional page there is more than 1 incorporator)	CSC Services of Nevada, Inc. Name, Signature 502 East John Street, Carson City, NV 89706 Address, City, State, Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company 2/14/2006 Date

This form must be accompanied by appropriate fees.